Exhibit 99.1

M.D.C. HOLDINGS, INC.
NEWS BULLETIN
M.D.C. HOLDINGS, INC.
FOR IMMEDIATE RELEASE
FRIDAY, FEBRUARY 11, 2011

Contact:	Robert N. Martin Investor Relations (720) 977-3431 bob.martin@mdch.com
M.D.C. HOLDINGS ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2010 RESULTS
     2010 FOURTH QUARTER
•	Loss before taxes of $35.1 million vs. $15.4 million in Q4 2009

•	Asset impairments of $17.9 million vs. $14.0 million in Q4 2009

•	Net loss of $30.0 million or $0.65 per share

•	Closings decreased 22% to 865 homes

•	Net orders decreased 19% to 519 homes

•	Backlog increased 2% to 842 homes at 12/31/10

•	Secured control of 1,448 lots; 26 new communities

•	Active subdivisions increased 11% to 148
     2010 FULL YEAR
•	Loss before taxes of $70.6 million vs. $107.3 million in 2010

•	Asset impairments of $21.6 million vs. $31.0 million in 2010

•	Net loss of $64.8 million; $1.40 per share

•	Closings increased 8% to 3,245 homes

•	Net orders decreased 1% to 3,261 homes

•	Secured control of 7,861 lots; 130 new communities
DENVER, Friday, February 11, 2011 — M.D.C. Holdings, Inc. (NYSE: MDC) today reported a net loss for the 2010 fourth quarter of $30.0 million, or $0.65 per share, compared with net income for the 2009 fourth quarter of $127.2 million, or $2.68 per share. The fourth quarter 2009 net income reflected the positive impact of a non-recurring $142.6 million income tax benefit due to a change in federal tax law.

M.D.C. HOLDINGS, INC.
For the year ended December 31, 2010, net loss was $64.8 million, or $1.40 per share, compared with net income for the year ended December 31, 2009 of $24.7 million, or $0.52 per share.
Management Comments
Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “While difficult conditions persisted for the homebuilding industry in 2010, we are proud to highlight a number of our achievements. After securing control of 130 new communities across the country, including 26 in the fourth quarter, we increased our active subdivision count for the first time in four years. In addition, on the strength of an increase in home closings, our revenue increased for the first time in five years, and we improved our loss before tax for the third consecutive year.”
Mizel continued, “We also made improvements to our operations that will help our business for the long-term, although the benefits are not readily apparent in our 2010 financial statements. We successfully implemented our new enterprise resource planning system in both our corporate office and two divisional offices. When fully implemented, this technology platform is expected to drive consistency to core processes across divisions and improve coordination between departments, thereby increasing business efficiencies and reducing operating costs. We also expect our new system to provide better accessibility to real-time operating data, giving our management team enhanced tools for making decisions on a day-to-day basis. While the implementation of this system has caused us to incur higher overhead costs for the short-term, we believe that it will help us to achieve improved operating leverage in the long-term.”
Mizel concluded, “We are committed to expediting our Company’s return to profitability. In the fourth quarter of 2010, the Company eliminated more than 100 positions from our operating structure, which should result in significant savings to our Company. In addition, we are focused on maximizing gross margin through the continued deployment of our new product across the country, combined with an increased focus on inventory management. Coupled with our increased community count, these investments and decisions form a strong foundation for our goal of substantially improving our operating results.”
Fourth Quarter Highlights
Home closings for the fourth quarter ended December 31, 2010 declined to 865 homes with an average selling price of $291,700, compared with home closings of 1,109 homes with an average selling price of $268,400 during the same period in 2009. The decrease in closings is attributable to a year-over-year decrease in beginning backlog and an increase in the number of cancellations received for the fourth quarter of 2010.
Total revenue for the fourth quarter of 2010 was $259.6 million, compared with revenue of $323.9 million for the same period in 2009. The decrease in revenue was driven primarily by the 22% decrease in home closings and a decrease in land sales revenue, which partially was offset by the 9% year-over-year increase in average selling price.

M.D.C. HOLDINGS, INC.
Net orders for the fourth quarter ended December 31, 2010 decreased to 519 homes with an estimated sales value of $150 million, compared with net orders for 637 homes with an estimated sales value of $183 million during the same period in 2009. The decrease in net orders is attributable to an increase in our cancellation rate for the quarter, which rose to 46% from 30% during the fourth quarter of 2009. The increased cancellation rate was driven primarily by an increase in cancellations from buyers who were unable to sell an existing home or had difficulty qualifying for a mortgage.
We ended the 2010 fourth quarter with 842 homes under contract with an estimated sales value of $269 million, compared with a backlog of 826 homes with an estimated sales value of $265 million at December 31, 2009.
Home gross margin in the 2010 fourth quarter was 17.0% as compared with 18.8% in the 2009 fourth quarter. Excluding interest expense and warranty adjustments, home gross margin decreased to 16.5% in the fourth quarter of 2010 as compared with 20.3% in the fourth quarter of 2009. The decrease is primarily the result of sizeable incentives used during the last half of the year to drive a higher sales velocity, especially for older homes in our inventory, combined with an increase in land costs relative to home sales revenue from 18% in the 2009 fourth quarter to 23% in the 2010 fourth quarter. The increase in incentives and land costs was partially offset by an increase in revenue from options and a decrease in construction costs, both relative to home sales revenue.
The estimated home gross margin in backlog at the end of the fourth quarter was roughly equal to the estimated home gross margin in backlog to start the quarter, reflecting our ongoing use of elevated incentives, with a continued focus on selling older homes in our inventory.
General and administrative expenses increased to $42.9 million for the quarter ended December 31, 2010, compared with $40.5 million for the same period in the prior year. The increase was driven primarily by a $4.1 million increase in insurance reserves during the fourth quarter of 2010, compared with a $3.1 million decrease in insurance reserves during the fourth quarter of 2009, partially offset by a $4.5 million decrease in legal expense.
Marketing and commissions costs were $21.0 million in the fourth quarter of 2010, compared with $20.9 million in the fourth quarter of 2009, as a $1.4 million decrease in commissions expense was offset by a $1.5 million increase in costs related to signage. The Company also recognized $17.9 million of asset impairments during the quarter, compared with $14.0 million incurred in the fourth quarter of 2009.

M.D.C. HOLDINGS, INC.
Full Year Highlights
Home closings for the year ended December 31, 2010 totaled 3,245 homes with an average selling price of $283,800, compared with home closings of 3,013 homes with an average selling price of $277,800 during the same period in 2010.
Total revenue for the 2010 full year was $958.7 million, compared with $898.3 million in 2009. The improvement was driven by the 8% increase in home closings and the 2% increase in average selling price, partially offset by a decrease in land sales revenue.
Net orders for the year ended December 31, 2010 decreased to 3,261, compared with net orders of 3,306 during 2009.
About MDC
Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 165,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Northern Virginia, Maryland, Philadelphia/Delaware Valley and Jacksonville. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.
Forward-Looking Statements
Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the

M.D.C. HOLDINGS, INC.
availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) changes in consumer confidence and preferences; (16) terrorist acts and other acts of war; and (17) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-K for the fiscal year ended December 31, 2010, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
REVENUE
Home sales revenue	$252,302	$297,702	$921,022	$837,054
Land sales revenue	(735)	16,744	5,883	30,730
Other revenue	7,999	9,433	31,750	30,519

Total Revenue	259,566	323,879	958,655	898,303

COSTS AND EXPENSES
Home cost of sales	209,434	241,815	745,085	686,854
Land cost of sales	(617)	12,764	5,366	25,038
Asset impairments	17,929	13,977	21,647	30,986
Marketing expenses	11,596	9,978	41,322	36,371
Commission expenses	9,437	10,883	34,255	31,002
General and administrative expenses	42,933	40,504	166,993	162,485
Other operating expenses	1,310	1,492	3,147	5,643
Related party expenses	6	1,004	15	1,018

Total Operating Costs and Expenses	292,028	332,417	1,017,830	979,397

LOSS FROM OPERATIONS	(32,462)	(8,538)	(59,175)	(81,094)

Other income (expense)
Interest income	7,060	2,394	26,573	12,157
Interest expense	(9,813)	(9,244)	(38,623)	(38,582)
Gain on sale of other assets	149	7	624	184

LOSS BEFORE TAXES	(35,066)	(15,381)	(70,601)	(107,335)
Benefit from (provision for) income taxes, net	5,092	142,543	5,831	132,014

NET INCOME (LOSS)	$(29,974)	$127,162	$(64,770)	$24,679

EARNINGS (LOSS) PER SHARE
Basic	$(0.65)	$2.71	$(1.40)	$0.52

Diluted	$(0.65)	$2.68	$(1.40)	$0.52

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$1.00	$1.00

M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	December 31,
	2010	2009
Assets
Cash and cash equivalents	$572,225	$1,234,252
Marketable securities	968,729	327,944
Restricted cash	420	476
Receivables
Home sales receivables	8,530	10,056
Income taxes receivable	2,048	145,144
Other receivables	9,432	5,844
Mortgage loans held-for-sale, net	65,114	62,315
Inventories, net
Housing completed or under construction	372,422	260,324
Land and land under development	415,237	262,860
Property and equipment, net	40,826	38,421
Deferred tax asset, net of valuation allowance of $231,379 and $208,144 at December 31, 2010 and 2009, respectively	—	—
Related party assets	7,393	7,856
Prepaid expenses and other assets, net	85,393	73,816

Total Assets	$2,547,769	$2,429,308

Liabilities
Accounts payable	$35,018	$36,087
Accrued liabilities	260,729	291,969
Related party liabilities	90	1,000
Mortgage repurchase facility	25,434	29,115
Senior notes, net	1,242,815	997,991

Total Liabilities	1,564,086	1,356,162

Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 47,198,000 and 47,142,000 issued and outstanding, respectively, at December 31, 2010 and 47,070,000 and 47,017,000 issued and outstanding, respectively, at December 31, 2009	472	471
Additional paid-in-capital	820,237	802,675
Retained earnings	158,749	270,659
Accumulated other comprehensive income	4,884	—
Treasury stock, at cost; 56,000 and 53,000 shares at December 31, 2010 and December 31, 2009, respectively	(659)	(659)

Total Stockholders’ Equity	983,683	1,073,146

Total Liabilities and Stockholders’ Equity	$2,547,769	$2,429,308

M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
REVENUE
Homebuilding
West	$87,183	$156,638	$333,746	$407,157
Mountain	106,536	83,617	352,441	247,337
East	50,119	63,382	212,585	176,386
Other Homebuilding	12,060	16,377	45,197	54,086

Total Homebuilding	255,898	320,014	943,969	884,966
Financial Services and Other	7,778	9,171	30,474	28,318
Corporate	—	(40)	—	10
Inter-company adjustments	(4,110)	(5,266)	(15,788)	(14,991)

Consolidated	$259,566	$323,879	$958,655	$898,303

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$(3,702)	$13,335	$9,909	$19,144
Mountain	(5,593)	(6,886)	1,059	(15,686)
East	(1,866)	(1,085)	91	(9,789)
Other Homebuilding	(1,243)	(459)	(3,140)	(4,691)

Total Homebuilding	(12,404)	4,905	7,919	(11,022)
Financial Services and Other	38	6,061	10,299	5,953
Corporate	(22,700)	(26,347)	(88,819)	(102,266)

Consolidated	$(35,066)	$(15,381)	$(70,601)	$(107,335)

INVENTORY IMPAIRMENTS
West	$14,338	$1,605	$17,971	$14,955
Mountain	1,519	10,114	1,519	10,559
East	990	—	990	2,475
Other Homebuilding	715	334	715	1,147

Consolidated	$17,562	$12,053	$21,195	$29,136

	December 31,
	2010	2009
TOTAL ASSETS
Homebuilding
West	$300,652	$190,204
Mountain	311,833	237,702
East	188,693	112,964
Other Homebuilding	40,554	26,778

Total Homebuilding	841,732	567,648
Financial Services and Other	135,286	133,957
Corporate	1,573,408	1,773,660
Inter-company adjustments	(2,657)	(45,957)

Consolidated	$2,547,769	$2,429,308

M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2010	2009	Amount	%	2010	2009	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses
Homebuilding	$15,149	$20,020	$(4,871)	-24%	$69,475	$66,284	$3,191	5%
Financial Services and Other	8,623	3,561	5,062	142%	22,890	24,207	(1,317)	-5%
Corporate (1)	19,167	17,927	1,240	7%	74,643	73,012	1,631	2%

Total	$42,939	$41,508	$1,431	3%	$167,008	$163,503	$3,505	2%

SG&A as a % of Home Sales Revenue
Homebuilding Segments	6.0%	6.7%	-0.7%		7.5%	7.9%	-0.4%
Corporate Segment (1)	7.6%	6.0%	1.6%		8.1%	8.7%	-0.6%

Depreciation and Amortization (2)	$5,137	$4,329	$808	19%	$16,943	$14,457	$2,486	17%

Home Gross Margins (3)	17.0%	18.8%	-1.8%		19.1%	17.9%	1.2%
Interest in Home Cost of Sales as a % of Home Sales Revenue	-2.7%	-2.3%	-0.4%		-2.6%	-3.7%	1.1%

Cash Provided by (Used in)
Operating Activities	$(71,490)	$(42,052)	$(29,438)	70%	$(209,081)	$202,454	$(411,535)	-203%
Investing Activities	$(47,340)	$(178,054)	$130,714	-73%	$(644,466)	$(224,992)	$(419,474)	-186%
Financing Activities	$2,494	$5,483	$(2,989)	55%	$191,520	$(47,938)	$239,458	500%

Corporate and Homebuilding Interest

Interest capitalized, net of interest expense	$9,064	$5,456	$3,608	66%	$33,919	$19,810	$14,109	71%
Previously capitalized interest included in home cost of sales	$6,827	$6,874	$(47)	-1%	$23,812	$30,710	$(6,898)	-22%
Interest capitalized in homebuilding inventory, end of year	$38,446	$28,339	$10,107	36%	$38,446	$28,339	$10,107	36%

(1)	Includes related party expenses.

(2)	Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.

(3)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue. During the three months ended December 31, 2010 and December 31, 2009, we closed homes on lots for which we had previously recorded $18.2 million and $74.9 million, respectively, of asset impairments. During the year ended December 31, 2010 and December 31, 2009, we closed homes on lots for which we had previously recorded $124.1 million and $211.3 million, respectively, of asset impairments.

M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2010	2009	Amount	%	2010	2009	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal amount of mortgage loans originated	$192,831	$226,483	$(33,652)	-15%	$699,951	$633,171	$66,780	11%

Principal amount of mortgage loans brokered	$828	$8,021	$(7,193)	-90%	$6,711	$33,152	$(26,441)	-80%

Capture Rate	87%	86%	1%		81%	81%	0%
Including brokered loans	87%	88%	-1%		82%	85%	-3%
Mortgage products (% of mortgage loans originated)
Fixed rate	98%	99%	-1%		97%	99%	-2%
Adjustable rate — other	2%	1%	1%		3%	1%	2%

Prime loans (4)	31%	24%	7%		28%	29%	-1%
Government loans (5)	69%	76%	-7%		72%	71%	1%

(4)	Prime loans generally are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(5)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2010	2009
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Home Under Construction — Final	119	41
Unsold Home Under Construction — Frame	722	389
Unsold Home Under Construction — Foundation	103	109

Total Unsold Homes Under Construction	944	539
Sold Homes Under Construction	609	570
Model Homes	242	212

Homes Completed or Under Construction	1,795	1,321

LOTS OWNED (excluding homes completed or under construction)

Arizona	1,257	1,075
California	1,201	581
Nevada	991	966

West	3,449	2,622

Colorado	2,919	2,514
Utah	594	545

Mountain	3,513	3,059

Maryland	319	182
Virginia	414	241

East	733	423

Florida	210	138
Illinois	130	141

Other Homebuilding	340	279

Total	8,035	6,383

M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	2010	2009
LOTS CONTROLLED UNDER OPTION
Arizona	408	328
California	222	113
Nevada	838	222

West	1,468	663

Colorado	688	537
Utah	393	117

Mountain	1,081	654

Maryland	745	575
Virginia	132	192

East	877	767

Florida	733	500
Illinois	—	—

Other Homebuilding	733	500

Total	4,159	2,584

Total Lots Owned and Controlled	12,194	8,967

NON-REFUNDABLE OPTION DEPOSITS
Cash	$9,019	$7,654
Letters of Credit	4,467	2,134

Total Non-Refundable Option Deposits	$13,486	$9,788

M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2010	2009	Amount	%	2010	2009	Amount	%
HOMES CLOSED (UNITS)
Arizona	110	273	(163)	-60%	571	778	(207)	-27%
California	122	102	20	20%	298	293	5	2%
Nevada	117	227	(110)	-48%	544	521	23	4%

West	349	602	(253)	-42%	1,413	1,592	(179)	-11%

Colorado	243	202	41	20%	789	565	224	40%
Utah	106	94	12	13%	383	230	153	67%

Mountain	349	296	53	18%	1,172	795	377	47%

Maryland	46	68	(22)	-32%	231	200	31	16%
Virginia	70	70	—	0%	236	190	46	24%

East	116	138	(22)	-16%	467	390	77	20%

Florida	51	73	(22)	-30%	193	214	(21)	-10%
Illinois	—	—	—	N/M	—	22	(22)	N/M

Other Homebuilding	51	73	(22)	-30%	193	236	(43)	-18%

Total	865	1,109	(244)	-22%	3,245	3,013	232	8%

AVERAGE SELLING PRICES PER CLOSED HOME

West
Arizona	$193.3	$193.5	$(0.2)	0%	$195.6	$194.3	$1.3	1%
California	350.3	430.9	(80.6)	-19%	377.3	417.5	(40.2)	-10%
Nevada	197.6	194.5	3.1	2%	190.4	201.2	(10.8)	-5%

Mountain
Colorado	323.2	285.7	37.5	13%	313.9	316.5	(2.6)	-1%
Utah	270.9	275.4	(4.5)	-2%	272.3	287.1	(14.8)	-5%

East
Maryland	407.5	447.5	(40.0)	-9%	439.4	422.4	17.0	4%
Virginia	446.0	469.3	(23.3)	-5%	469.6	482.8	(13.2)	-3%

Other Homebuilding
Florida	236.5	207.8	28.7	14%	232.1	214.5	17.6	8%
Illinois	N/A	N/A	N/A	N/A	N/A	313.0	N/A	N/A
Company Average	$291.7	$268.4	$23.0	9%	$283.8	$277.8	$6.0	2%

M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months				Year Ended
	Ended December 31,		Change		December 31,		Change
	2010	2009	Amount	%	2010	2009	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	81	124	(43)	-35%	552	723	(171)	-24%
California	65	58	7	12%	301	320	(19)	-6%
Nevada	61	94	(33)	-35%	532	556	(24)	-4%

West	207	276	(69)	-25%	1,385	1,599	(214)	-13%

Colorado	133	163	(30)	-18%	855	700	155	22%
Utah	50	53	(3)	-6%	358	282	76	27%

Mountain	183	216	(33)	-15%	1,213	982	231	24%

Maryland	55	51	4	8%	231	241	(10)	-4%
Virginia	31	49	(18)	-37%	233	227	6	3%

East	86	100	(14)	-14%	464	468	(4)	-1%

Florida	42	45	(3)	-7%	198	238	(40)	-17%
Illinois	1	—	1	N/A	1	19	(18)	-95%

Other Homebuilding	43	45	(2)	-4%	199	257	(58)	-23%

Total	519	637	(118)	-19%	3,261	3,306	(45)	-1%

Estimated Value of Orders for Homes, net	$150,000	$183,000	(33,000)	-18%	$920,000	$935,000	(15,000)	-2%
Estimated Average Selling Price of Orders for Homes, net	$289.0	$287.3	1.7	1%	$282.1	$282.8	(0.7)	0%
Cancellation Rate(6)	46%	30%	16%		30%	24%	6%

(6)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.

M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2010	2009
BACKLOG (UNITS)
Arizona	84	103
California	79	76
Nevada	76	88

West	239	267

Colorado	273	207
Utah	69	94

Mountain	342	301

Maryland	126	126
Virginia	70	73

East	196	199

Florida	64	59
Illinois	1	—

Other Homebuilding	65	59

Total	842	826

Backlog Estimated Sales Value	$269,000	$265,000

Estimated Average Selling Price of Homes in Backlog	$319.5	$320.8

ACTIVE SUBDIVISIONS
Arizona	26	28
California	13	3
Nevada	18	18

West	57	49

Colorado	39	42
Utah	19	16

Mountain	58	58

Maryland	14	9
Virginia	8	7

East	22	16

Florida	11	10
Illinois	—	—

Other Homebuilding	11	10

Total	148	133

M.D.C. HOLDINGS, INC.
Reconciliation of Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)

	Three Months		Year Ended
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Home Sales Revenue — As reported	$252,302	$297,702	$921,022	$837,054

Home Cost of Sales — As reported	$209,434	$241,815	$745,085	$686,854
Warranty Adjustments	(8,042)	(2,422)	(20,845)	(27,783)
Interest in Cost of Sales	6,827	6,874	23,812	30,710

Home Cost of Sales — Excluding Warranty Adjustments and Interest	$210,649	$237,363	$742,118	$683,927

Home Gross Margins — Excluding Warranty Adjustments and Interest (7)	16.5%	20.3%	19.4%	18.3%

(7)	Home Gross Margins excluding the impact of warranty adjustments and interest in cost of sales is a non-GAAP financial measure. We believe this information is meaningful as it isolates the impact that warranty adjustments and interest have on our Home Gross Margins.